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Exhibit 11.1

                            PRICESMART, INC.
     COMPUTATION OF NET INCOME OR LOSS PER COMMON SHARE (BASIC AND
           DILUTED) (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                Years Ended August 31,
                                                     --------------------------------------------
                                                        2000             1999              1998
                                                     ----------       ----------       ----------
Net income (loss) used for basic and
    diluted computation                              $    (5,444)     $  (3,892)       $    3,028
                                                     -----------      ----------       ----------
                                                     -----------      ----------       ----------
Weighted average number of common
    shares outstanding                                 5,386,129       5,119,911        5,912,375

Add:
    Assumed exercise of those options
    that are common stock equivalents                          -               -          150,085
                                                     -----------      ----------       ----------
Adjusted shares outstanding used for
    diluted computation                                5,386,129       5,119,911        6,062,460
                                                     -----------      ----------       ----------
                                                     -----------      ----------       ----------
Earnings (loss) per share:
    Basic                                            $     (1.01)     $    (0.76)      $     0.51
                                                     -----------      ----------       ----------
                                                     -----------      ----------       ----------
    Diluted                                          $     (1.01)     $    (0.76)      $     0.50
                                                     -----------      ----------       ----------
                                                     -----------      ----------       ----------
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